Exhibit 1.1

Atmus Filtration Technologies Inc.

Common Stock

Underwriting Agreement

[●], 2023

Goldman Sachs & Co. LLC
J.P. Morgan Securities LLC

As the representatives (the “Representatives”) of the several Underwriters named in Schedule I hereto,

c/o Goldman Sachs & Co. LLC,

200 West Street,

New York, New York 10282-2198

c/o J.P. Morgan Securities LLC,

383 Madison Avenue,

New York, New York 10179

Ladies and Gentlemen:

The financial institutions listed on Schedule II hereto, in their capacity as selling stockholders (in such capacity, the “Selling Stockholders”) of the common stock (“Stock”) of Atmus Filtration Technologies Inc., a Delaware corporation (the “Company”), propose, severally and not jointly, subject to the terms and conditions stated in this Agreement, to sell to the Underwriters an aggregate of [●] shares of Stock and, at the election of the Underwriters, up to [●] additional shares of Stock. The aggregate of [●] shares to be sold by the Selling Stockholders is herein called the "Firm Shares" and the aggregate of [●] additional shares to be sold by the Selling Stockholders is herein called the "Optional Shares". The Firm Shares and the Optional Shares that the Underwriters elect to purchase pursuant to Section 4 hereof are herein collectively called the "Shares".

On the date hereof, Cummins Inc., an Indiana corporation (the “Parent”), will enter into a debt-for-equity exchange agreement with the Selling Stockholders (or their respective affiliates) (the “Exchange Agreement”) whereby (i) the Parent will agree to transfer to the Selling Stockholders the Firm Shares in exchange for the cancellation of certain indebtedness of the Parent owing to the Selling Stockholders (or their respective affiliates) (the “Initial Debt Obligations”) and (ii) the Selling Stockholders will have the option to acquire the Optional Shares in exchange for other indebtedness of the Parent (the “Additional Debt Obligations”; the proceeds received by the Parent from the Initial Debt Obligations and the Additional Debt Obligations, the “Debt Obligation Proceeds”) held by the Selling Stockholders (or their respective affiliates) (the “Debt-for-Equity Exchange”).

In connection with the offering of the Shares, the Company and its subsidiaries, as applicable, have entered into a $400 million revolving credit facility and a $600 million term loan facility, in each case governed by a credit agreement to be entered into by the Company, Bank of America, N.A., as Administrative Agent, Wells Fargo Bank, National Association, as Syndication Agent, City National Bank and Goldman Sachs Bank USA, as Co-Documentation Agents, and the other lenders party thereto (the "Credit Agreement").

The separation agreement, employee matters agreement, intellectual property license agreement, registration rights agreement, first-fit supply agreement, aftermarket supply agreement, tax matters agreement, royalty sharing agreement, transition services agreement and transitional trademark license agreement, each as described under the heading "The Separation and Split-off Transactions", in the Pricing Prospectus and the Prospectus are referred to, collectively, as the "Separation Agreements". The Exchange Agreement, the Credit Agreement, the Separation Agreements and this Agreement are referred to in this Agreement collectively as the "Transaction Documents".

1.            Assuming that each of the transactions described under "The Separation and Split-off Transactions – The Separation" in the Pricing Prospectus and the Prospectus were completed at or prior to the execution hereof, the Company represents and warrants to, and agrees with, each of the Underwriters, the Selling Stockholders and the Parent that:

(i)            A registration statement on Form S–1 (File No. 333-269894) (the "Initial Registration Statement") in respect of the Shares has been filed with the Securities and Exchange Commission (the "Commission"); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a "Rule 462(b) Registration Statement"), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Act"), which became effective upon filing, no other document with respect to the Initial Registration Statement has been filed with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose or pursuant to Section 8A of the Act has been initiated or, to the Company’s knowledge, threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Act is hereinafter called a "Preliminary Prospectus"; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 7(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the Initial Registration Statement at the time it was declared effective, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the "Registration Statement"; the Preliminary Prospectus relating to the Shares that was included in the Registration Statement immediately prior to the Applicable Time (as defined in Section 1(iii) hereof) is hereinafter called the "Pricing Prospectus"; such final prospectus, in the form first filed pursuant to Rule 424(b) under the Act, is hereinafter called the "Prospectus"; any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Act or Rule 163B under the Act is hereinafter called a “Testing-the-Waters Communication”; any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Act is hereinafter called a “Written Testing-the-Waters Communication”; and any "issuer free writing prospectus" as defined in Rule 433 under the Act relating to the Shares is hereinafter called an "Issuer Free Writing Prospectus");

(ii)           (A) No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and (B) each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the (x) Underwriter Information (as defined in Section 11(b) of this Agreement), (y) Selling Stockholder Information (as defined in Section 11(c) of this Agreement) or (z) Parent Information (as defined in Section 11(d) of this Agreement);

(iii)          For the purposes of this Agreement, the "Applicable Time" is [●]:[●] p.m. (Eastern time) on the date of this Agreement; the Pricing Prospectus, as supplemented by the information listed on Schedule III(c) hereto, taken together (collectively, the "Pricing Disclosure Package"), as of the Applicable Time, did not, and as of each Time of Delivery (as defined in Section 6(a) of this Agreement) will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus and each Written Testing-the-Waters Communication does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus, and each Issuer Free Writing Prospectus and each Written Testing-the-Waters Communication, as supplemented by and taken together with the Pricing Disclosure Package, as of the Applicable Time, did not, and as of each Time of Delivery, will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in reliance upon and in conformity with the (x) Underwriter Information, (y) Selling Stockholder Information or (z) Parent Information;

(iv)          The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement, as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, and as of each Time of Delivery, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the (x) Underwriter Information, (y) Selling Stockholder Information or (z) Parent Information;

(v)           The Company and its subsidiaries, when taken together as a whole, have not, since the date of the latest audited financial statements included in the Pricing Prospectus, (i) sustained any material loss or material interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree or (ii) entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole, in each case other than as set forth or contemplated in the Pricing Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus, there has not been (x) any change in the capital stock (other than as a result of (i) the exercise, if any, of stock options or the award, if any, of stock options or restricted stock in the ordinary course of business pursuant to the Company’s equity plans that are described in the Pricing Prospectus and the Prospectus or (ii) the issuance, if any, of stock upon conversion of Company securities as described in the Pricing Prospectus and the Prospectus) or long-term debt of the Company or any of its subsidiaries or (y) any Material Adverse Effect (as defined below), in each case otherwise than as set forth or specifically contemplated in the Pricing Prospectus; as used in this Agreement, “Material Adverse Effect” shall mean any material adverse change or effect, or any development involving a prospective material adverse change or effect, in or affecting (i) the business, properties, general affairs, management, consolidated financial position, consolidated stockholders' equity or consolidated results of operations of the Company and its subsidiaries, taken as a whole, except as set forth or contemplated in the Pricing Prospectus, or (ii) the ability of the Company to perform its obligations under this Agreement, or to consummate the transactions contemplated in the Pricing Prospectus and the Prospectus;

(vi)          Except as is described in the Pricing Prospectus or would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects; and any real property and buildings held under lease by the Company and its subsidiaries are, to the knowledge of the Company, held by them under valid, subsisting and enforceable leases (subject to the effects of (i) bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights or remedies of creditors generally, (ii) the application of general principles of equity, and (iii) applicable law and public policy with respect to rights to indemnity and contribution) with such exceptions as (x) do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries or (y) would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(vii)         The Company and each Significant Subsidiary (as defined in Rule 1-02(x) of Regulation S-X under the Act) of the Company has been (i) duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization, with power and authority (corporate and other) to own its properties and conduct its business as described in the Pricing Prospectus, and (ii) duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except, in the case of this clause (ii), where the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and each Significant Subsidiary of the Company has been listed in the Registration Statement;

(viii)         The Company has an authorized capitalization as set forth in the Pricing Prospectus and all of the issued shares of capital stock of the Company (including the Shares) have been duly and validly authorized and issued and are fully paid and non-assessable and conform in all material respects to the description of the Stock contained in the Pricing Disclosure Package and the Prospectus; and all of the issued shares of capital stock of each Significant Subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and (except, in the case of any foreign subsidiary, for directors' qualifying shares) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims;

(ix)           The Shares have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and non-assessable and will conform in all material respects to the description of the Stock contained in the Pricing Disclosure Package and the Prospectus; and the issuance of the Shares is not subject to any preemptive or similar rights;

(x)            The execution, delivery and performance by the Company of this Agreement and the Transaction Documents or the consummation by the Company of the transactions to which it is a party contemplated in the Transaction Documents and the Pricing Prospectus will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, (A) any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (B) the certificate of incorporation or by-laws (or other applicable organizational document) of the Company or any of its Significant Subsidiaries, or (C) any statute or any judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties except, in the case of (A) and (C), as would not, individually or in the aggregate, have a Material Adverse Effect, and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Shares, the compliance by the Company with this Agreement or the consummation by the Company of the transactions to which it is a party contemplated in the Transaction Documents, except for such consents, approvals, authorizations, orders, filings, registrations or qualifications (a) as have been obtained under the Act, (b) as may be required under state securities or Blue Sky laws or foreign laws in connection with the purchase and distribution of the Shares by the Underwriters, (c) with respect to FINRA, (d) as may be required under the rules of The New York Stock Exchange (the “Exchange”) or (e) as have been obtained or made and are in full force and effect on or prior to the date hereof;

(xi)           Neither the Company nor any of its Significant Subsidiaries is (i) in violation of its certificate of incorporation or by-laws (or other applicable organizational document), (ii) in violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its Significant Subsidiaries or any of their properties, or (iii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except, in the case of the foregoing clauses (ii) and (iii), for such violations or defaults as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(xii)          The statements set forth in the Pricing Prospectus and the Prospectus under the caption "Description of Capital Stock", insofar as they purport to constitute a summary of the terms of the Stock, and under the captions "Material United States Federal Income and Estate Tax Considerations for Non-U.S. Holders", "Underwriting (Conflicts of Interest)", “The Separation and Split-Off Transactions”, “Certain Relationships and Related Party Transactions” and “Description of Material Indebtedness”, insofar as they purport to describe the provisions of the laws and documents referred to therein, fairly summarize the matters referred to therein in all material respects;

(xiii)         Other than as set forth in the Pricing Prospectus, there are no legal, governmental or regulatory investigations, actions, demands, claims, suits, arbitrations, inquiries or proceedings (“Actions”) pending to which the Company or any of its subsidiaries or, to the Company's knowledge, any officer or director of the Company is a party or of which any property or assets of the Company or any of its subsidiaries or, to the Company's knowledge, any officer or director of the Company is the subject which, if determined adversely to the Company or any of its subsidiaries (or such officer or director), would individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and, to the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or others; there are no current or pending Actions that are required under the Act to be described in the Registration Statement or the Pricing Prospectus that are not so described therein; and there are no statutes, regulations or contracts or other documents that are required under the Act to be filed as exhibits to the Registration Statement or described in the Registration Statement, the Pricing Prospectus that are not so filed as exhibits to the Registration Statement or described in the Registration Statement and the Pricing Prospectus;

(xiv)         The Company and each of its subsidiaries have filed all federal, state, local and foreign tax returns required to be filed through the date hereof, subject to permitted extensions, and have paid all taxes required to be paid (except for cases in which the failure to file or pay would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect); and no tax deficiency has been determined adversely to the Company or any of its subsidiaries that has had (nor has the Company or any of its subsidiaries received written notice of any tax deficiency that will be assessed or, to the Company’s knowledge, has been proposed by any taxing authority, which could reasonably be expected to have) a Material Adverse Effect;

(xv)         The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof, will not be an "investment company", as such term is defined in the Investment Company Act of 1940, as amended (the "Investment Company Act");

(xvi)        At the time of filing the Initial Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Shares, and at the date hereof, the Company was not and is not an "ineligible issuer", as defined in Rule 405 under the Act;

(xvii)       PricewaterhouseCoopers LLP, who have certified certain financial statements of the Company and its subsidiaries, are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder;

(xviii)      The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) that (i) complies with the requirements of the Exchange Act, (ii) has been designed by the Company's principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and (iii) is sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorization, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management’s general or specific authorization and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and the Company is not aware of any material weaknesses in its internal control over financial reporting;

(xix)         Since the date of the latest audited financial statements included in the Pricing Prospectus, there has been no change in the Company's internal control over financial reporting that has materially and adversely affected, or is reasonably likely to materially and adversely affect, the Company's internal control over financial reporting;

(xx)          The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company's principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective;

(xxi)         The Company has all requisite corporate power and authority to execute and deliver, and to perform its obligations under, the Transaction Documents. This Agreement has been duly authorized, executed and delivered by the Company. Each of the Exchange Agreement, the Credit Agreement and Separation Agreement has been duly authorized, and when executed and delivered by the Company and, assuming due authorization, execution and delivery by each of the other parties thereto, will constitute a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally or by equitable principles relating to enforceability;

(xxii)        Neither the Company nor any of its subsidiaries, nor, to the knowledge of the Company, any director, officer, employee, agent, affiliate or other person acting on behalf of the Company or any of its subsidiaries has (i) made, offered, promised or authorized any unlawful contribution, gift, entertainment or other unlawful expense (or taken any act in furtherance thereof); (ii) made, offered, promised or authorized any direct or indirect unlawful payment; or (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or the rules and regulations thereunder, the Bribery Act 2010 of the United Kingdom or any other applicable anti-corruption law or anti-bribery law or regulation (collectively, “Anti-Corruption Laws”); the Company and its subsidiaries have conducted their business in material compliance with Anti-Corruption Laws and have instituted, maintain and enforce and will continue to maintain and enforce policies and procedures reasonably designed to promote and achieve compliance with the Anti-Corruption Laws; neither the Company nor any of its subsidiaries will use, directly or indirectly, the proceeds of the offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of Anti-Corruption Laws;

(xxiii)       The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with the requirements of applicable anti-money laundering laws, including, but not limited to, the Bank Secrecy Act of 1970, as amended by the USA PATRIOT ACT of 2001, and the rules and regulations promulgated thereunder, and the anti-money laundering laws of the various jurisdictions in which the Company and its subsidiaries conduct business (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened;

(xxiv)       Neither the Company nor any of its subsidiaries, nor, to the knowledge of the Company, any director, officer, employee, agent, affiliate or other person acting on behalf of the Company or any of its subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. Government, including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury ("OFAC"), or the U.S. Department of State and including, without limitation, the designation as a "specially designated national" or "blocked person", the European Union, His Majesty's Treasury, the United Nations Security Council, or other relevant sanctions authority (collectively, "Sanctions"), nor is the Company, any of its subsidiaries or, to the knowledge of the Company, any of its affiliates located, organized, or resident in a country or territory that is the subject or target of Sanctions, including, as of the date hereof, without limitation, the Crimea, Donetsk People's Republic, and Luhansk People's Republic regions of Ukraine, Cuba, Iran, North Korea and Syria (a "Sanctioned Jurisdiction"), and the Company will not directly or indirectly use the proceeds of the offering of the Shares, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person, or in any country or territory, that, at the time of such funding, is the subject or the target of Sanctions or (ii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions; neither the Company nor any of its subsidiaries is engaged in, or has, at any time in the past five years, engaged in, any dealings or transactions with or involving any individual or entity that was or is, as applicable, at the time of such dealing or transaction, the subject or target of Sanctions or with any Sanctioned Jurisdiction; the Company and its subsidiaries have instituted, and maintain, policies and procedures designed to promote and achieve continued compliance with Sanctions;

(xxv)        The financial statements included in the Registration Statement, the Pricing Prospectus and the Prospectus, together with the related schedules and notes, present fairly in all material respects the financial position of the Company and its subsidiaries at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company and its subsidiaries for the periods specified; said financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved. The supporting schedules, if any, present fairly in accordance with GAAP the information required to be stated therein. The summary financial information included in the Registration Statement, the Pricing Prospectus and the Prospectus presents fairly the information shown therein and has been compiled on a basis consistent with that of the audited financial statements included therein. The unaudited pro forma condensed combined financial statements included in the Registration Statement, the Pricing Prospectus and the Prospectus, together with the related notes, present fairly in all material respects the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements, comply in all material respects with the applicable accounting requirements of Regulation S-X under the Act and have been properly compiled, in all material respects, on the basis described therein, and the assumptions used in preparation thereof are reasonable and the adjustments used therein are appropriate, in all material respects, to give effect to the transactions and circumstances referred to therein. Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included in the Registration Statement, the Pricing Prospectus or the Prospectus under the Act or the rules and regulations promulgated thereunder. All disclosures contained in the Registration Statement, the Pricing Prospectus and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Act, to the extent applicable;

(xxvi)       The Company and each of its subsidiaries (i) own or otherwise possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, domain names, copyrights and registrations and applications thereof, licenses, know-how, software, systems and technology (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures and other intellectual property) necessary for the conduct of their respective businesses, (ii) do not, through the conduct of their respective businesses, infringe, violate or conflict with any such right of others in any material respect and (iii) have not received any written notice of any claim of infringement, violation or conflict with, any such rights of others;

(xxvii)      Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) the Company and its subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all respects as required in connection with the operation of the business of the Company and its subsidiaries as currently conducted, and are free and clear of all bugs, errors, defects, Trojan horses, time bombs, back doors, drop dead devices, malware and other corruptants, including software or hardware components that are designed to interrupt use of, permit unauthorized access to or disable, damage or erase the IT Systems and Personal Data, (ii) the Company and its subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards (including, without limitation, implementing and monitoring compliance with adequate measures with respect to technical and physical security, including backup and disaster recovery technology consistent with applicable regulatory standards and customary industry practices) to maintain and protect their confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with their businesses, and there have been no breaches, violations, outages or unauthorized uses of or accesses to the same, nor any incidents under internal review or investigations relating to the same, and (iii) the Company and its subsidiaries are presently in compliance in all respects with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from loss and against unauthorized use, access, misappropriation, modification, disclosure or other misuse;

(xxviii)     No forward-looking statement (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) included or incorporated by reference in any of the Registration Statement, the Pricing Prospectus or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith;

(xxix)       Any statistical and market-related data included in each of the Registration Statement and the Pricing Prospectus are based on or derived from sources that the Company believes, after reasonable inquiry and good faith, to be reliable and accurate in all material respects;

(xxx)        To the extent that the Sarbanes-Oxley Act of 2002, as amended and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”) has been applicable to the Company, there is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act, including Section 402 related to loans and Sections 302 and 906 related to certifications;

(xxxi)       Neither the Company nor any of its affiliates has taken or will take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company or any of its subsidiaries in connection with the offering of the Shares;

(xxxii)       The Company and each of its subsidiaries have such permits, licenses, approvals, consents, franchises, certificates of need and other approvals or authorizations of governmental or regulatory authorities (“Permits”) as are necessary under applicable law to own their respective properties and conduct their respective businesses in the manner described in the Registration Statement, the Pricing Prospectus and the Prospectus, except for any of the foregoing that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received notice of any proceedings related to the revocation or modification of any such Permits that, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect;

(xxxiii)     The Company and its subsidiaries, taken as a whole, are insured against such losses and risks and in such amounts as are, in the reasonable judgment of the Company, prudent and customary in the businesses in which they are engaged;

(xxxiv)     Except (i) as described in the Registration Statement, the Pricing Prospectus and the Prospectus or (ii) as would not reasonably be expected to have a Material Adverse Effect, (A) each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company or any member of its “Controlled Group” (defined as (1) any organization which is a member of a controlled group of corporations or considered under common control and treated as one employer with the Company within the meaning of Section 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended (the “Code”) or (2) any entity, whether or not incorporated, that is under common control with the Company within the meaning of Section 4001(a)(14) of ERISA)) would have any actual or contingent liability (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code; (B) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan, excluding transactions effected pursuant to a statutory or administrative exemption; (C) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no Plan has failed (whether or not waived), or is reasonably expected to fail, to satisfy the minimum funding standards (within the meaning of Section 302 of ERISA or Section 412 or Section 430 of the Code) applicable to such Plan; (D) no Plan is, or is reasonably expected to be, in “at risk status” (within the meaning of Section 303(i) of ERISA), “endangered status”, “critical status” or “critical and declining status” (within the meaning of Section 305 of ERISA); (E) no “reportable event” (within the meaning of Section 4043(c) of ERISA and the Pension Benefit Guaranty Corporation regulations promulgated thereunder) has occurred or is reasonably expected to occur; (F) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified, and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification; and (G) the Company and any member of the Controlled Group have not incurred, or reasonably expect to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corporation, in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA);

(xxxv)      Except as disclosed in the Pricing Prospectus, and except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (A) the Company and its subsidiaries (i) are and for the past five (5) years have been in compliance with all applicable federal, state, local and foreign laws, rules, regulations, requirements, decisions, judgments, decrees, determinations, orders and the common law relating to pollution, public or worker health or safety (as it relates to Hazardous Materials), or the protection of the environment (including, without limitation, ambient air, surface water, groundwater, or land surface or subsurface strata) or natural resources, including those relating to the generation, storage, treatment, use, handling, transportation, Release or threatened Release of, or exposure to, Hazardous Materials (collectively, “Environmental Laws”), (ii) have received and are and have been for the past five (5) years in compliance with all Permits, licenses, authorizations and approvals required for their respective businesses under any applicable Environmental Laws (iii) are not the subject of any pending or, to the knowledge of the Company, threatened in writing any administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings relating to any Environmental Law, and (iv) are not conducting or paying for, in whole or in part, any investigation, response or other corrective action pursuant to any Environmental Law at any site or facility, and are not a party to any order, decree, or agreement that imposes any obligation or liability on the Company or any of its subsidiaries under any Environmental Law, (B) no lien, charge, encumbrance or restriction has been recorded pursuant to any Environmental Law with respect to any assets, facility or property owned or leased by the Company or any of its subsidiaries, and (C) there has been no Release of, contamination by, or exposure of any person to any Hazardous Material that has resulted or could reasonably be expected result in a violation of or liability under Environmental Law for the Company or any of its Subsidiaries. None of the Company or its subsidiaries is aware of any facts or issues relating to compliance with Environmental Law that would reasonably be expected to have a Material Adverse Effect on their capital expenditures, earnings or the competitive position, and there are no proceedings that are pending against the Company or its subsidiaries under Environmental Laws to which a governmental entity is also a party, other than such proceedings as to which the Company reasonably believes that no monetary sanctions of $300,000 or more will be imposed. “Hazardous Materials” means any substance, material or waste defined, classified or otherwise regulated as “hazardous”, “toxic”, or “radioactive”, or as a “pollutant” or “contaminant” or words of similar meaning or effect (or for which liability or standards of conduct may be imposed) under Environmental Laws, including petroleum (including crude oil or any fraction thereof) and petroleum products, per- and polyfluoroalkyl substances, and asbestos and asbestos containing materials. “Release” means any spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing, or migrating in, into or through the environment, or in, into, from or through any building or structure;

(xxxvi)     No person has the right to require the Company or any of its subsidiaries to register any securities for sale under the Act by reason of the filing of the Registration Statement with the Commission or the issuance and sale of the Shares, except as disclosed in the Registration Statement, the Pricing Prospectus and the Prospectus; and

(xxxvii)    Neither the Company nor its subsidiaries have any debt securities or preferred stock that are rated by any “nationally recognized statistical rating organization”, as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act.

2.            Each of the Selling Stockholders, severally and not jointly and solely in its capacity as a Selling Stockholder, represents, warrants and agrees with each of the Underwriters that:

(a)            The sale of the Shares by such Selling Stockholder hereunder, the execution, delivery and performance by such Selling Stockholder of this Agreement and the Exchange Agreement and the consummation by such Selling Stockholder of the transactions to which it is a party contemplated hereby and by the Registration Statement, Pricing Prospectus and Prospectus will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, (i) any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is bound or to which any of the property or assets of such Selling Stockholder is subject, (ii) the charter or by-laws (or other applicable organizational document) of such Selling Stockholder, or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over such Selling Stockholder or any of its properties except, in the case of (i) and (iii), as would not, individually or in the aggregate, have a material adverse effect on such Selling Stockholder's ability to consummate the transactions contemplated herein, and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the sale of Shares by such Selling Stockholder hereunder or the consummation by such Selling Stockholder of the transactions to which it is a party contemplated hereby and by the Registration Statement, Pricing Prospectus and Prospectus, except such as have been obtained or made prior to or on the date hereof.

(b)           Assuming the Debt-for-Equity Exchange is consummated, such Selling Stockholder will have, immediately prior to each Time of Delivery, good and valid title to, or a valid "security entitlement" within the meaning of Section 8-501 of the New York Uniform Commercial Code in respect of, the Shares to be sold by such Selling Stockholder hereunder at such Time of Delivery, free and clear of all liens, encumbrances, equities or claims and, upon delivery of such Shares and payment therefor pursuant hereto, good and valid title to such Shares, free and clear of all liens, encumbrances, equities or claims, will pass to the several Underwriters.

(c)           Each of the Selling Stockholders has all requisite corporate or limited liability company power and authority to execute and deliver, and to perform its obligations under, this Agreement and the Exchange Agreement. Each of this Agreement and the Exchange Agreement has been duly authorized by each Selling Stockholder.

(d)           Such Selling Stockholder’s Selling Stockholder Information in the Registration Statement, Pricing Prospectus and Prospectus at the Applicable Time is, and at the Closing Date and any other applicable Time of Delivery, as the case may be, will be, true, correct and complete in all material respects and did not, as of the Applicable Time, and at the Closing Date and any other applicable Time of Delivery, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the case of the Pricing Prospectus and Prospectus, in the light of the circumstances under which they were made, not misleading.

3.            The Parent represents, warrants and agrees with each Underwriter, Selling Stockholder and the Company that:

(a)            The execution, delivery and performance by the Parent of the Transaction Documents to which it is a party, the Debt-for-Equity Exchange and the consummation by the Parent of the transactions to which it is a party contemplated hereby and by the Registration Statement, Pricing Prospectus and Prospectus will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, (i) any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Parent is a party or by which the Parent is bound or to which any of the property or assets of the Parent is subject, (ii) the certificate of incorporation or by-laws (or other applicable organizational document) of the Parent or any of its Significant Subsidiaries, or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Parent or any of its properties except, in the case of (i) and (iii), as would not, individually or in the aggregate, have any material adverse change or effect on the ability of Parent to consummate the transactions contemplated herein.

(b)           Assuming the compliance by the Company with its agreements contained herein, no consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body having jurisdiction over the Parent or any of its properties is necessary for the execution, delivery and performance by the Parent of this Agreement and the Transaction Documents to which the Parent is a party and the Debt-for-Equity Exchange, except for such consents, approvals, authorizations, orders, filings, registrations or qualifications (w) as may be required under state securities or Blue Sky laws or foreign laws in connection with the purchase and distribution of the Shares by the Underwriters, (x) with respect to FINRA, (y) as may be required under the rules of the Exchange or (z) as have been obtained or made and are in full force and effect on or prior to the date hereof.

(c)           The Parent has all requisite corporate power and authority to execute and deliver, and to perform its obligations under, this Agreement and the Transaction Documents to which the Parent is a party. Each of this Agreement and the Transaction Documents to which the Parent is a party has been has been duly authorized, and when the Transaction Documents are executed and delivered by the Parent and, assuming due authorization, execution and delivery by each of the parties thereto, each such Transaction Document will constitute a valid and legally binding agreement of the Parent enforceable against the Parent in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally or by equitable principles relating to enforceability.

(d)           On or prior to the date of the Pricing Prospectus, the Parent has executed and delivered to the Underwriters an agreement substantially in the form of Annex III hereto.

(e)           The Parent has not taken and will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares.

(f)            The Parent Information in the Registration Statement, Pricing Prospectus and Prospectus at the Applicable Time is, and at the Closing Date and any other applicable Time of Delivery, as the case may be, will be, true, correct and complete in all material respects and did not, as of the Applicable Time, and at the Closing Date and any other applicable Time of Delivery, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the case of the Pricing Prospectus and Prospectus, in the light of the circumstances under which they were made, not misleading.

(g)           Other than the Registration Statement, the Pricing Prospectus and the Prospectus, the Parent (including its agents and representatives, other than the Underwriters in their capacity as such) has not made, used, prepared, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any Issuer Free Writing Prospectus, other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act or (ii) the documents listed on Schedule III hereto, each electronic roadshow and any other written communications approved in writing in advance by the Company and the Representatives.

(h)           The Parent is not prompted by any material non-public information concerning the Company or any of the Subsidiaries to exchange the Shares pursuant to the Debt-for-Equity Exchange.

(i)            The Parent is not (i) an employee benefit plan subject to Title I of ERISA, (ii) a plan or account subject to Section 4975 of the Code or (iii) an entity deemed to hold “plan assets” of any such plan or account under Section 3(42) of ERISA, 29 C.F.R. 2510.3-101, or otherwise.

4.            Subject to the terms and conditions herein set forth, (a) each of the Selling Stockholders agree, severally and not jointly, to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from each of the Selling Stockholders, at a purchase price per share of $[●], the number of Firm Shares (to be adjusted by you so as to eliminate fractional shares) determined by multiplying the aggregate number of Firm Shares to be sold by each of the Selling Stockholders as set forth opposite their respective names in Schedule II hereto by a fraction, the numerator of which is the aggregate number of Firm Shares to be purchased by such Underwriter as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the aggregate number of Firm Shares to be purchased by all of the Underwriters from the Selling Stockholders hereunder and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, each Selling Stockholder agrees, severally and not jointly, to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from each of the Selling Stockholders, at the purchase price per share set forth in clause (a) of this Section 4 (provided that the purchase price per Optional Share shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Optional Shares), that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by the Representatives so as to eliminate fractional shares) determined by multiplying such number of Optional Shares by a fraction, the numerator of which is the maximum number of Optional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Shares that all of the Underwriters are entitled to purchase hereunder.

Each of the Selling Stockholders, on the basis of the representations, warranties and agreements set forth herein and subject to the terms and conditions set forth herein, hereby grants, severally and not jointly, to the Underwriters the right to purchase at their election up to [●] Optional Shares, at the purchase price per share set forth in the paragraph above, for the sole purpose of covering sales of shares in excess of the number of Firm Shares, provided that the purchase price per Optional Share shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Optional Shares. Any such election to purchase Optional Shares shall be made in proportion to the maximum number of Optional Shares to be sold by all Selling Stockholders as set forth in Schedule II hereto in proportion to the maximum number of Optional Shares to be sold by each Selling Stockholder as set forth in Schedule II hereto. Any such election to purchase Optional Shares may be exercised only by written notice from the Representatives to the Company, the Parent and the Selling Stockholders, given within a period of 30 calendar days after the date of this Agreement and setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by the Representatives but in no event earlier than the First Time of Delivery (as defined in Section 6 hereof) or, unless the Representatives, the Company, the Parent and the Selling Stockholders otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

5.            Upon the authorization by the Representatives of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale upon the terms and conditions set forth in the Pricing Prospectus and the Prospectus.

6.            (a) The Shares to be purchased by each Underwriter hereunder, in definitive or book-entry form, and in such authorized denominations and registered in such names as the Representatives may request upon at least forty-eight hours' prior notice to the Company, the Parent and the Selling Stockholders shall be delivered by or on behalf of the Selling Stockholders to the Representatives, through the facilities of the Depository Trust Company ("DTC"), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Selling Stockholders to the Representatives at least forty-eight hours in advance. The Selling Stockholders will cause the certificates, if any, representing the Shares to be made available for checking and packaging at least twenty-four hours prior to the Time of Delivery (as defined below) with respect thereto at the office of DTC or its designated custodian (the "Designated Office"). The time and date of such delivery and payment shall be, with respect to the Firm Shares, 9:30 a.m., New York time, on [●], 2023 or such other time and date as the Representatives, the Company, the Parent and the Selling Stockholders may agree upon in writing (the “Closing Date”), and, with respect to the Optional Shares, 9:30 a.m., New York time, on the date specified by the Representatives in each written notice given by the Representatives of the Underwriters' election to purchase such Optional Shares, or such other time and date as the Representatives, the Company, the Parent and the Selling Stockholders may agree upon in writing; provided that the Second Time of Delivery (as defined below), if any, shall be at the same place and time as, and on the same day as and promptly after, the close of the exchange of the Additional Debt Obligations contemplated by the Exchange Agreement. Such time and date for delivery of the Firm Shares is herein called the "First Time of Delivery", each such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the "Second Time of Delivery", and each such time and date for delivery is herein called a "Time of Delivery".

(b)           The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 10 hereof, including the cross receipt for the Shares and any additional documents requested by the Underwriters pursuant to Section 10(l) hereof will be delivered at the offices of Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, NY 10017 (the "Closing Location"), and the Shares will be delivered at the Designated Office, all at such Time of Delivery. A meeting will be held at the Closing Location at 4:00 p.m., New York City time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 6, "New York Business Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

7.            The Company agrees with each of the Underwriters:

(a)           To prepare the Prospectus in a form approved by the Representatives and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the last Time of Delivery which shall be disapproved by the Representatives promptly after reasonable notice thereof; to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish the Representatives with copies thereof; to file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to advise the Representatives, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Shares, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order;

(b)           Promptly from time to time to take such action as the Representatives may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as the Representatives may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction or subject itself to taxation in any jurisdiction in which it was not otherwise subject to taxation;

(c)           Prior to 10:00 a.m., New York City time, on the New York Business Day next succeeding the date of this Agreement, or as promptly as reasonably practicable thereafter (or such later time as may be agreed to by the Company and the Representatives on behalf of the Underwriters), and in any event within the time required by law, and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as the Representatives may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus in order to comply with the Act, to notify the Representatives and upon your request to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon the Representatives’ reasonable request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as the Representatives may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

(d)           To make generally available to its securityholders as soon as practicable, but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

(e)           (1) During the period beginning from the date hereof and continuing to and including the date 180 days after the date of the Prospectus (the "Lock-Up Period"), not to (i) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or file with or confidentially submit to the Commission a registration statement under the Act relating to, any securities of the Company that are substantially similar to the Shares, including but not limited to any options or warrants to purchase shares of Stock or any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock or any such substantially similar securities, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Stock or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Stock or such other securities, in cash or otherwise (other than (A) pursuant to the Company’s compensation plans disclosed in the Pricing Prospectus and Prospectus, (B) in connection with the filing of any registration statement on Form S-8 relating to Shares issued pursuant to a Company’s equity-based compensation plans that are described in the Pricing Prospectus and Prospectus, (C) the entry into any agreement providing for the issuance of Stock or any securities convertible into or excisable for Stock, and the issuance of any such securities pursuant to such agreement, in connection with (i) the acquisition by the Company or any of its subsidiaries of the securities, business, technology, property or other assets of another person or entity, including pursuant to an employee benefit plan assumed by the Company in connection with such acquisition, or (ii) joint ventures, commercial relationships or other strategic transactions, provided that the aggregate number of Shares issued or issuable pursuant to this Clause (C) does not exceed 7.5% of the outstanding shares of Stock and prior to any such issuance each recipient of any such securities shall have executed and delivered to the Representatives an agreement substantially in the form of Annex III hereto, (D) in connection with the filing or confidential submission to the Commission of a registration statement relating to the "split-off" (as such term is defined in the Registration Statement, the Pricing Prospectus and the Prospectus under the heading "The Separation and Split-off Transactions – The Split-Off"), the public disclosure of the intention to file with or submit to the Commission such a registration statement relating to the distribution or the public disclosure of the intention to effect the distribution, provided, that, in each case, no securities of the Company may be sold or exchanged pursuant to such registration statement during the Lock-Up Period, (E) shares of Stock to be issued to the Parent prior to the Closing Date in connection with the transactions and agreements contemplated in the Transaction Documents or (F) in the event that the Parent effects a split-off exchange or spin-off of its interest in the Company prior to the expiration of the Lock-Up Period with the consent of Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC, any shares of Stock, restricted share units, performance stock units, stock options and other equity-based compensation, and any shares of Stock issued upon the exercise or vesting thereof, issued to a person upon the conversion or adjustment of any restricted share units, performance stock units, stock options and other equity-based compensation held by such person in the Parent), without the prior written consent of Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC;

(2) If Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC, in their sole discretion, agree to release or waive the restrictions set forth in lock-up letters pursuant to Section 10(j) hereof, in each case for an officer or director of the Company, and provide the Company with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Annex II hereto through a major news service at least two business days before the effective date of the release or waiver;

(f)            During a period of three years from the effective date of the Registration Statement, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act, to furnish to the Representatives copies of all reports or other communications (financial or other) furnished to stockholders, and to deliver to the Representatives as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its stockholders generally or to the Commission); provided that no documents or other information need to be furnished pursuant to this Section 7(f) to the extent they are available on EDGAR or the investor section of the Company’s website;

(g)           [Reserved]

(h)           To use its reasonable best efforts to list for trading, subject to notice of issuance, the Shares on the Exchange;

(i)            If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 p.m., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 3a(c) of the Commission's Informal and Other Procedures (16 CFR 202.3a); and

(j)            Upon request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Company's trademarks, servicemarks and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the Shares (the "License"); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred.

8.             (a)               The Company represents and agrees that, without the prior consent of the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a "free writing prospectus" as defined in Rule 405 under the Act; and each Underwriter represents and agrees that, without the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus required to be filed with the Commission; any such free writing prospectus the use of which has been consented to by the Company and the Representatives is listed on Schedule III(a) hereto;

(b)            The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and the Company represents that it has satisfied and agrees that it will satisfy the conditions under Rule 433 under the Act to avoid a requirement to file with the Commission any electronic roadshow;

(c)           The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus or Written Testing-the-Waters Communication any event occurred or occurs as a result of which such Issuer Free Writing Prospectus or Written Testing-the-Waters Communication would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representatives (except in the case of any statements or omissions in an Issuer Free Writing Prospectus or Written Testing-the-Waters Communications made in reliance upon and in conformity with the (i) Underwriter Information, (ii) Selling Stockholder Information or (iii) Parent Information) and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus, Written Testing-the-Waters Communication or other document which will correct such conflict, statement or omission;

(d)           The Company represents and agrees that (i) it has not engaged in, or authorized any other person to engage in, any Testing-the-Waters Communications, other than Testing-the-Waters Communications with the prior consent of the Representatives with entities that the Company reasonably believes are qualified institutional buyers as defined in Rule 144A under the Act or institutions that are accredited investors as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Act; and (ii) it has not distributed, or authorized any other person to distribute, any Written Testing-the-Waters Communication, other than those distributed with the prior consent of the Representatives that are listed on Schedule III(d) hereto; and the Company reconfirms that the Representatives have been authorized to act on its behalf in engaging in Testing-the-Waters Communications; and

(e)           Each Underwriter represents and agrees that any Testing-the-Waters Communications undertaken by it were with entities that such Underwriter reasonably believes are qualified institutional buyers as defined in Rule 144A under the Act or institutions that are accredited investors as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Act.

9.             The Parent covenants and agrees with the several Underwriters that (a) the Parent will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company's counsel and accountants incurred in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, any Preliminary Prospectus, any Written Testing-the-Waters Communication, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any agreement among Underwriters, this Agreement, the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all reasonable and documented expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 7(b) hereof, including the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey; (iv) all fees and expenses in connection with listing the Shares on the Exchange; (v) the filing fees incident to, and the fees and disbursements of counsel for the Underwriters in connection with, any required review by FINRA of the terms of the sale of the Shares (provided that the amount payable by the Parent with respect to the fees and disbursements of counsel pursuant to clauses (iii) and (v) shall not exceed $50,000); (vi) the cost of preparing stock certificates, if applicable; (vii) the cost and charges of any transfer agent or registrar; and (viii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that except as provided in this Section, and Sections 11 and 14 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offer they may make.

10.           The obligations of the Underwriters hereunder, as to the Shares to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representatives and warranties and other statements of the Company, each Selling Stockholder and the Parent herein are, at and as of the Applicable Time and such Time of Delivery, true and correct, the condition that the Company, each Selling Stockholder and the Parent shall have performed all of their respective obligations hereunder theretofore to be performed, and the following additional conditions:

(a)           The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; all material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433; if the Company has elected to rely upon Rule 462(b) under the Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 p.m., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose or pursuant to Section 8A of the Act shall have been initiated or threatened by the Commission; no stop order suspending or preventing the use of the Pricing Prospectus, Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the Representatives’ reasonable satisfaction;

(b)           Simpson Thacher & Bartlett LLP, counsel for the Underwriters, shall have furnished to the Representatives such written opinion or letter, dated such Time of Delivery, in form and substance satisfactory to the Representatives, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c)           Baker & McKenzie LLP, counsel for the Company, shall have furnished to the Representatives their written opinion and letter, dated such Time of Delivery, in form and substance satisfactory to the Representatives;

(d)           Baker & McKenzie LLP, counsel for the Parent, shall have furnished to the Representatives their written opinion and letter, dated such Time of Delivery, in form and substance satisfactory to the Representatives;

(e)           On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, PricewaterhouseCooper LLP shall have furnished to the Representatives a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to the Representatives;

(f)            On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, the Company shall have furnished to the Representatives a certificate, dated the respective dates of delivery thereof and addressed to the Underwriters, of its chief financial officer with respect to certain financial data contained in the Pricing Disclosure Package and the Prospectus, providing “management comfort” with respect to such information, in form and substance reasonably satisfactory to the Representatives;

(g)           (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included in the Pricing Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus, and (ii) since the respective dates as of which information is given in the Pricing Prospectus there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change or effect, or any development involving a prospective change or effect, in or affecting (x) the business, properties, general affairs, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries, taken as a whole, except as set forth or contemplated in the Pricing Prospectus, or (y) the ability of the Company to perform its obligations under this Agreement, including the issuance and sale of the Shares, or to consummate the transactions contemplated in the Pricing Prospectus and the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in the Representatives’ judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Pricing Prospectus and the Prospectus;

(h)           On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the Exchange; (ii) a suspension or material limitation in trading in the Company's securities on the Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Pricing Prospectus and the Prospectus;

(i)            The Shares to be sold at such Time of Delivery shall have been duly listed, subject to official notice of issuance, on the Exchange;

(j)            The Company shall have obtained and delivered to the Underwriters executed copies of an agreement from each officer, director, and stockholder of the Company listed on Schedule IV hereto, substantially to the effect set forth in Annex III hereto in form and substance satisfactory to the Representatives;

(k)           The Company shall have complied with the provisions of Section 7(c) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement;

(l)            The Company, each Selling Stockholder and the Parent shall have furnished or caused to be furnished to the Representatives at such Time of Delivery certificates signed by two officers of the Company, each Selling Stockholder and the Parent, as applicable, satisfactory to the Representatives as to the accuracy of the representations and warranties of the Company, each Selling Stockholder and the Parent, as applicable, herein at and as of such Time of Delivery, as to the performance by the Company, each Selling Stockholder and the Parent, as applicable, of all of its obligations hereunder to be performed at or prior to such Time of Delivery, as to such other matter as you may reasonably request, and the Company shall have furnished or caused to be furnished certificates as to the matters set forth in subsections (a) and (g) of this Section 10;

(m)          The transactions and agreements contemplated in the Transaction Documents to have occurred as of the Closing Date shall have been consummated substantially in accordance with the terms of the Transaction Documents; and

(n)           The Debt-for-Equity Exchange shall have been consummated (i) in accordance with the terms and conditions of the Exchange Agreement and (ii) consistent with the description thereof set forth in the Registration Statement, Pricing Prospectus and the Prospectus, in each case, in all material respects.

Each of the Company and the Underwriters acknowledges and agrees that the respective obligations of the Selling Stockholders to sell the Shares will be subject to the consummation of the Debt-for-Equity Exchange pursuant to the terms and conditions of the Exchange Agreement and receipt by the Selling Stockholders of the Shares from the Parent.

11.           (a)           The Company will indemnify and hold harmless each Underwriter and Selling Stockholder against any losses, claims, damages or liabilities, joint or several, to which such Underwriter or Selling Stockholder, as applicable, may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, any “roadshow” as defined in Rule 433(h) under the Act (a “roadshow”), any "issuer information" filed or required to be filed pursuant to Rule 433(d) under the Act or any Testing-the-Waters Communication, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter and Selling Stockholder for any legal or other expenses reasonably incurred by such Underwriter or Selling Stockholder, as applicable, in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus or any Testing-the-Waters Communication, in reliance upon and in conformity with the (i) Underwriter Information, (ii) Selling Stockholder Information or (iii) Parent Information.

The Company also agrees to indemnify and hold harmless BofA Securities, Inc. from and against any and all losses, claims, damages and liabilities as incurred as a result of BofA Securities, Inc.’s participation as a “qualified independent underwriter” within the meaning of FINRA Rule 5121 in connection with the offering of the Shares.

(b)           Each Underwriter, severally and not jointly, will indemnify and hold harmless the Company and each Selling Stockholder against any losses, claims, damages or liabilities to which the Company or such Selling Stockholder, as applicable, may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or any roadshow, or any Testing-the-Waters Communication, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or any roadshow, or any Testing-the-Waters Communication, in reliance upon and in conformity with the Underwriter Information; and will reimburse the Company and each Selling Stockholder for any legal or other expenses reasonably incurred by the Company or such Selling Stockholder, as applicable, in connection with investigating or defending any such action or claim as such expenses are incurred. As used in this Agreement with respect to an Underwriter and an applicable document, “Underwriter Information” shall mean the written information furnished to the Company by such Underwriter through the Representatives expressly for use therein; it being understood and agreed upon that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: the concession and reallowance figures appearing in the fifth paragraph under the caption “Underwriting (Conflicts of Interest)”, and the information contained in the ninth and tenth paragraphs under the caption “Underwriting (Conflicts of Interest)”.

(c)           Each Selling Stockholder, severally in proportion to the number of Shares to be sold by such Selling Stockholder, will indemnify and hold harmless the Company and each Underwriter against any losses, claims, damages or liabilities to which the Company or such Underwriter, as applicable, may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or any roadshow, or any Testing-the-Waters Communication, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or any roadshow, or any Testing-the-Waters Communication, in reliance upon and in conformity with the Selling Stockholder Information; and will reimburse the Company and each Underwriter for any legal or other expenses reasonably incurred by the Company or such Underwriter, as applicable, in connection with investigating or defending any such action or claim as such expenses are incurred. As used in this Agreement with respect to a Selling Stockholder and an applicable document, “Selling Stockholder Information” shall mean the written information furnished to the Company by such Selling Stockholder expressly for use therein; it being understood and agreed upon that the only such information furnished by any Selling Stockholder consists of the following information in the Prospectus furnished on behalf of each Selling Stockholder: the name of such Selling Stockholder and the number of Shares offered by such Selling Stockholder. The aggregate amount of each Selling Stockholder’s liability pursuant to this Section 11(c) shall not exceed the aggregate amount of gross proceeds received by such Selling Stockholder from the sale of its Shares hereunder.

Each Selling Stockholder, severally in proportion to the number of Shares to be sold by such Selling Stockholder, also agrees to indemnify and hold harmless BofA Securities, Inc. from and against any and all losses, claims, damages and liabilities incurred as a result of BofA Securities, Inc.’s participation as a “qualified independent underwriter” within the meaning of FINRA Rule 5121 in connection with the offering of the Shares; provided, however, that each Selling Stockholder’s agreement to indemnify and hold harmless hereunder shall only apply insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with such Selling Stockholder’s Selling Stockholder Information.

(d)           The Parent will indemnify and hold harmless each Underwriter and Selling Stockholder against any losses, claims, damages or liabilities to which such Underwriter or Selling Stockholder, as applicable, may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or any roadshow, or any Testing-the-Waters Communication, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or any roadshow, or any Testing-the-Waters Communication, in reliance upon and in conformity with Parent Information; and will reimburse each Underwriter and Selling Stockholder for any legal or other expenses reasonably incurred by such Underwriter or Selling Stockholder, as applicable, in connection with investigating or defending any such action or claim as such expenses are incurred. As used in this Agreement with respect to the Parent and an applicable document, “Parent Information” shall mean the written information furnished to the Company by the Parent expressly for use therein; it being understood and agreed upon that the only such information furnished by the Parent consists of the following information in the Prospectus furnished on behalf of the Parent: the information in the row beginning with “Cummins Inc.” in the table appearing under the caption “Security Ownership of Certain Beneficial Owners and Management”.

The Parent also agrees to indemnify and hold harmless BofA Securities, Inc. from and against any and all losses, claims, damages and liabilities incurred as a result of BofA Securities, Inc.’s participation as a “qualified independent underwriter” within the meaning of FINRA Rule 5121 in connection with the offering of the Shares; provided, however, that the Parent’s agreement to indemnify and hold harmless hereunder shall only apply insofar such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with Parent information.

(e)           Promptly after receipt by an indemnified party under subsection (a), (b), (c) or (d) of this Section 11 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; provided that the failure to notify the indemnifying party shall not relieve it from any liability that it may have under the preceding paragraphs of this Section 11 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under the preceding paragraphs of this Section 11. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(f)            If the indemnification provided for in this Section 11 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a), (b), (c) or (d) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Parent on the one hand and the Underwriters or BofA Securities, Inc., in its capacity as “qualified independent underwriter”, as the case may be, on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Parent on the one hand and the Underwriters or BofA Securities, Inc., in its capacity as “qualified independent underwriter”, as the case may be, on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Parent on the one hand and the Underwriters or BofA Securities, Inc., in its capacity as “qualified independent underwriter”, as the case may be, on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Stockholders bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus, as the case may be, bear to the aggregate offering price of the Shares. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Parent on the one hand or the Underwriters or BofA Securities, Inc., in its capacity as “qualified independent underwriter”, as the case may be, on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Selling Stockholders, the Parent and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (f). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (f) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (f), (i) no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, (ii) no Selling Stockholder shall be required to contribute any amount in excess of the amount by which the discount received by it or its affiliate, as applicable, in its or its affiliate’s capacity as an Underwriter hereunder, exceeds any damages which such Selling Stockholder has otherwise been required to pay by reason of untrue or alleged untrue statement or omission or alleged omission and (iii) the Parent shall not be required to contribute any amount in excess of the amount by which the Parent has otherwise been required to pay by reason of untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (f) to contribute are several in proportion to their respective underwriting obligations and not joint.

(g)           The obligations of the Company and the Parent under this Section 11 shall be in addition to any liability which the Company and the Parent may otherwise have and shall extend, upon the same terms and conditions, to each employee, officer and director of each Underwriter or Selling Stockholder, as applicable, and each person, if any, who controls any Underwriter or Selling Stockholder, as applicable, within the meaning of the Act and each broker-dealer of any Underwriter or other affiliate of any Underwriter or Selling Stockholder, as applicable; and the obligations of the Underwriters under this Section 11 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company) and the Parent, as applicable, and to each person, if any, who controls the Company or the Parent, as applicable, within the meaning of the Act.

12.           (a)           If any Underwriter shall default in its obligation to purchase the Shares that it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Shares on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Shares, then the Selling Stockholders shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Shares on such terms. In the event that, within the respective prescribed periods, you notify the Company and the Selling Stockholders that you have so arranged for the purchase of such Shares, or a Selling Stockholder notifies you that it has so arranged for the purchase of such Shares, either you or the Selling Stockholders shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term "Underwriter" as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

(b)           If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Selling Stockholders as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, then the Selling Stockholders shall have the right to require each non-defaulting Underwriter to purchase the number of Shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c)           If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Selling Stockholders as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one-eleventh of the aggregate number of all of the Shares to be purchased at such Time of Delivery, or if the Selling Stockholders shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to a Second Time of Delivery, the obligations of the Underwriters to purchase and of the Selling Stockholders to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter, the Company, the Selling Stockholders or the Parent, except for the expenses to be borne by the Company and the Underwriters as provided in Section 9 hereof and the indemnity and contribution agreements in Section 11 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

13.           The respective indemnities, rights of contribution, agreements, representations, warranties and other statements of the Company, the Selling Stockholders, the Parent and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any director, officer, employee, affiliate or controlling person of any Underwriter, the Company, the Selling Stockholders or the Parent, or any officer or director or controlling person of the Company, the Selling Stockholders or the Parent, and shall survive delivery of and payment for the Shares.

14.           If this Agreement shall be terminated pursuant to Section 12 hereof, the Company, the Selling Stockholders and the Parent shall not then be under any liability to any Underwriter except as provided in Sections 9 and 11 hereof; but, if for any other reason any Shares are not delivered by or on behalf of the Company or the Selling Stockholders as provided herein (including due to the failure by the Parent to consummate the Debt-for-Equity Exchange pursuant to the Exchange Agreement), or the Underwriters decline to purchase the Shares for any reason not due solely to the fault of the Selling Stockholders and the Underwriters permitted under this Agreement, the Company will reimburse the Underwriters through the Representatives for all documented out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Company shall then be under no further liability to any Underwriter except as provided in Sections 9 and 11 hereof.

15.           In all dealings hereunder, the Representatives shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you jointly or by Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC, on behalf of you as the Representatives.

In accordance with the requirements of the USA PATRIOT ACT (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to the Representatives in care of Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282-2198, Attention: Registration Department, and J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179, Fax: (212) 622-8358, Attention: Equity Syndicate Desk; if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth on the cover of the Registration Statement, Attention: General Counsel; if to the Selling Stockholders shall be delivered or sent by mail, telex or facsimile transmission to Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282-2198, Attention: Registration Department, and J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179, Fax: (212) 622-8358, Attention: Equity Syndicate Desk; if to the Parent shall be delivered or sent by mail, telex or facsimile transmission to Jeff Wiltrout, Cummins Inc., 500 Jackson Street, P.O. Box 3005, Columbus, Indiana 47202, with a copy to Nicole Y. Lamb-Hale, Cummins Inc., 301 E. Market Street, Indianapolis, IN 46204, Fax: (317) 610-4801, and if to any stockholder that has delivered a lock-up letter described in Section 10(j) hereof shall be delivered or sent by mail to his or her respective address provided in Schedule IV hereto or such other address as such stockholder provides in writing to the Company; provided, however, that any notice to an Underwriter pursuant to Section 11(e) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address, which address will be supplied to the Company by you on request; provided further that notices under subsection 7(e) shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you at Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282-2198, Attention: Control Room, and J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179, Fax: (212) 622-8358, Attention: Equity Syndicate Desk. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

16.           This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company, the Selling Stockholders and the Parent, and, to the extent provided in Sections 11 and 13 hereof, the officers and directors of the Company and the Parent and each person who controls the Company and the Parent or any Underwriter or Selling Stockholder, or any director, officer, employee, or affiliate of any Underwriter or Selling Stockholder, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

17.           Time shall be of the essence of this Agreement. As used herein, the term "business day" shall mean any day when the Commission's office in Washington, D.C. is open for business.

18.           Each of the Company and the Selling Stockholders acknowledges and agrees that (i) the purchase and sale of the Shares pursuant to this Agreement is an arm's-length commercial transaction between the Selling Stockholders, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company or any Selling Stockholder, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company or any Selling Stockholder with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or any Selling Stockholder on other matters) or any other obligation to the Company or any Selling Stockholder except the obligations expressly set forth in this Agreement, (iv) each of the Company and the Selling Stockholders has consulted its own legal and financial advisors to the extent it deemed appropriate and (v) none of the activities of the Underwriters in connection with the transactions contemplated herein constitutes a recommendation, investment advice, or solicitation of any action by the Underwriters with respect to any entity or natural person. Each of the Company and the Selling Stockholders agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company or such Selling Stockholder, as applicable, in connection with such transaction or the process leading thereto.

19.           This Agreement supersedes all prior agreements and understandings (whether written or oral) among the Company, the Selling Stockholders, the Parent and the Underwriters, or any of them, with respect to the subject matter hereof.

20.          This Agreement and any transaction contemplated by this Agreement and any claim, controversy or dispute arising under or related thereto shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflict of laws that would result in the application of any other law than the laws of the State of New York. Each of the Company, the Selling Stockholders and the Parent agrees that any suit or proceeding arising in respect of this Agreement or any transaction contemplated by this Agreement will be tried exclusively in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in The City and County of New York and each of the Company, the Selling Stockholders and the Parent agrees to submit to the jurisdiction of, and to venue in, such courts.

21.           The Company, each Selling Stockholder, the Parent and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

22.           This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

23.           Notwithstanding anything herein to the contrary, each of the Company and the Selling Stockholders is authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company and the Selling Stockholders relating to that treatment and structure, without the Underwriters imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, "tax structure" is limited to any facts that may be relevant to that treatment.

24.           Recognition of the U.S. Special Resolution Regimes.

(a)            In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)           In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c) As used in this section:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

If the foregoing is in accordance with the Representatives’ understanding, please sign and return to us counterparts hereof, and upon the acceptance hereof by the Representatives, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters, the Company, each Selling Stockholder and the Parent. It is understood that the Representatives’ acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company and the Selling Stockholders for examination upon request, but without warranty on the part of the Representatives as to the authority of the signers thereof.

[Signature pages follow]

Very truly yours,

Atmus Filtration Technologies Inc.

By:
Name:
Title:

[Signature Page – Underwriting Agreement]

Goldman Sachs & Co. LLC
as a Selling Stockholder

By:
Name:
Title:

[Signature Page – Underwriting Agreement]

J.P. Morgan Securities LLC
as a Selling Stockholder

By:
Name:
Title:

[Signature Page – Underwriting Agreement]

Cummins Inc.

By:
Name:
Title:

[Signature Page – Underwriting Agreement]

Accepted as of the date hereof

Goldman Sachs & Co. LLC
as a Representative

By:
Name:
Title:

On behalf of each of the Underwriters

[Signature Page – Underwriting Agreement]

J.P. Morgan Securities LLC
as a Representative

By:
Name:
Title:

On behalf of each of the Underwriters

 [Signature Page – Underwriting Agreement]

SCHEDULE I

Number of
Optional
Shares to be
	Total Number of	Purchased if
	Firm Shares	Maximum Option
Underwriter	to be Purchased	Exercised
Goldman Sachs & Co. LLC
J.P. Morgan Securities LLC
Robert W. Baird & Co. Incorporated
BofA Securities, Inc.
Wells Fargo Securities, LLC
HSBC Securities (USA) Inc.
PNC Capital Markets LLC
BTIG, LLC
ING Financial Markets LLC
KeyBanc Capital Markets Inc.
Loop Capital Markets LLC
Siebert Williams Shank & Co., LLC
Total

SCHEDULE II

Number of
Optional
Shares to be
Sold if
	Total Number of	Maximum
	Firm Shares	Option
Selling Stockholders	to be Sold	Exercised
Goldman Sachs & Co. LLC
J.P. Morgan Securities LLC
Total

SCHEDULE III

(a)           Issuer Free Writing Prospectuses not included in the Pricing Disclosure Package

[Electronic Roadshow dated [●]]

(b)           Additional documents incorporated by reference

[None]

(c)           Information other than the Pricing Prospectus that comprise the Pricing Disclosure Package

The initial public offering price per share for the Shares is $[●]

The number of Shares purchased by the Underwriters is [●].

(d)           Written Testing-the-Waters Communications

[                       ]

SCHEDULE IV

Name of Stockholder	Address

Cummins Inc.

Stephanie Disher

Jack Michael Kienzler

Mark Osowick

Toni Y. Hickey

Charles Masters

Stephen Macadam

Tony Satterthwaite

Sharon Barner

R. Edwin Bennett

Cristina Burrola

Mark Smith

Gretchen Haggerty

Jane Leipold

Earl Newsome

Nathan Stoner

500 Jackson Street, Box 3005, Columbus, Indiana 47202-3005

c/o Atmus Filtration Technologies Inc., 26 Century Boulevard, Nashville, Tennessee 37214

c/o Atmus Filtration Technologies Inc., 26 Century Boulevard, Nashville, Tennessee 37214

c/o Atmus Filtration Technologies Inc., 26 Century Boulevard, Nashville, Tennessee 37214

c/o Atmus Filtration Technologies Inc., 26 Century Boulevard, Nashville, Tennessee 37214

c/o Atmus Filtration Technologies Inc., 26 Century Boulevard, Nashville, Tennessee 37214

c/o Atmus Filtration Technologies Inc., 26 Century Boulevard, Nashville, Tennessee 37214

c/o Cummins Inc., 500 Jackson Street, Box 3005, Columbus, Indiana 47101-3005

c/o Cummins Inc., 500 Jackson Street, Box 3005, Columbus, Indiana 47101-3005

c/o Atmus Filtration Technologies Inc., 26 Century Boulevard, Nashville, Tennessee 37214

c/o Cummins Inc., 500 Jackson Street, Box 3005, Columbus, Indiana 47101-3005

c/o Cummins Inc., 500 Jackson Street, Box 3005, Columbus, Indiana 47101-3005

c/o Atmus Filtration Technologies Inc., 26 Century Boulevard, Nashville, Tennessee 37214

c/o Atmus Filtration Technologies Inc., 26 Century Boulevard, Nashville, Tennessee 37214

c/o Cummins Inc., 500 Jackson Street, Box 3005, Columbus, Indiana 47101-3005

c/o Cummins Inc., 500 Jackson Street, Box 3005, Columbus, Indiana 47101-3005

Annex III

Form of Lock-Up Agreement

[Date], 2023

Goldman Sachs & Co. LLC

J.P. Morgan Securities LLC

c/o Goldman Sachs & Co. LLC

200 West Street

New York, NY 10282-2198

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Re: Atmus Filtration Technologies Inc. - Lock-Up Agreement

Ladies and Gentlemen:

The undersigned understands that you, as the representatives, propose to enter into an Underwriting Agreement on behalf of the several Underwriters named in Schedule I to such agreement (collectively, the “Underwriters”), with Atmus Filtration Technologies Inc., a Delaware corporation (the “Company”), Cummins Inc., an Indiana corporation, and the selling stockholders listed on Schedule II of the Underwriting Agreement (the “Selling Stockholders”), providing for a public offering (the “Offering”) of the Common Stock of the Company (the “Shares”) pursuant to a Registration Statement on Form S-1 to be filed with the Securities and Exchange Commission (the “SEC”). Capitalized terms used but not defined herein shall have the meanings given to them in the Underwriting Agreement.

In consideration of the agreement by the Underwriters to offer and sell the Shares, and of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, during the period beginning from the date of this Lock-Up Agreement and continuing to and including the date 180 days after the date set forth on the Prospectus used to sell the Shares (the “Lock-Up Period”), the undersigned shall not, and shall not cause or direct any of its affiliates to, (i) offer, sell, contract to sell, pledge, grant any option to purchase, lend or otherwise dispose of any shares of Common Stock of the Company, or any options or warrants to purchase any shares of Common Stock of the Company, or any securities convertible into, exchangeable for or that represent the right to receive shares of Common Stock of the Company (such options, warrants or other securities, collectively, “Derivative Instruments”), including without limitation any such shares or Derivative Instruments now owned or hereafter acquired by the undersigned, (ii) engage in any hedging or other transaction or arrangement (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivative transaction or instrument, however described or defined) which is designed to or which reasonably could be expected to lead to or result in a sale, loan, pledge or other disposition (whether by the undersigned or someone other than the undersigned), or transfer of any of the economic consequences of ownership, in whole or in part, directly or indirectly, of any shares of Common Stock of the Company or Derivative Instruments, whether any such transaction or arrangement (or instrument provided for thereunder) would be settled by delivery of Common Stock or other securities, in cash or otherwise (any such sale, loan, pledge or other disposition, or transfer of economic consequences, a “Transfer”) or (iii) otherwise publicly announce any intention to engage in or cause any action or activity described in clause (i) above or transaction or arrangement described in clause (ii) above. The undersigned represents and warrants that the undersigned is not, and has not caused or directed any of its affiliates to be or become, currently a party to any agreement or arrangement that provides for, is designed to or which reasonably could be expected to lead to or result in any Transfer during the Lock-Up Period.

Annex III-1

If the undersigned is not a natural person, the undersigned represents and warrants that no single natural person, entity or “group” (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), other than a natural person, entity or “group” (as described above) that has executed a Lock-Up Agreement in substantially the same form as this Lock-Up Agreement, beneficially owns, directly or indirectly, 50% or more of the common equity interests, or 50% or more of the voting power, in the undersigned.

If the undersigned is an officer or director of the Company, (i) Goldman Sachs & Co. LLC J.P. Morgan Securities LLC agree that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of shares of Common Stock, Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC will notify the Company of the impending release or waiver, and (ii) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this Lock-Up Agreement to the extent and for the duration that such terms remain in effect at the time of the transfer.

Notwithstanding the foregoing, the undersigned may transfer the undersigned’s shares of Common Stock of the Company:

(i) acquired by the undersigned (A) in the open market after the completion of the Offering or (B) from the Underwriters in the Offering;

(ii) as a bona fide gift or gifts, will, intestacy or charitable contribution, provided that the donee or donees, beneficiary or beneficiaries, heir or heirs or legal representatives thereof agree to be bound in writing by the restrictions set forth herein;

(iii) to any trust, partnership, limited liability company or other entity for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust or the partnership or the limited liability company or other entity agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value;

(iv) to any immediate family member or other dependent; provided, that the transferee agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value;

(v) by operation of law or court order, such as pursuant to a qualified domestic order, divorce settlement, divorce decree or separation agreement;

Annex III-2

(vi) if the undersigned is a corporation, partnership, limited liability company or other business entity, (A) to another corporation, partnership, limited liability company or other business entity that is an affiliate (as defined in Rule 405 promulgated under the Securities Act) of the undersigned, (B) to the undersigned’s wholly-owned subsidiaries, equityholders or shareholders or (C) as part of a distribution by the undersigned to its stockholders, partners, members or other equityholders or to the estate of any such stockholders, partners, members or other equityholders; provided, that the transferee agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value;

(vii) to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (ii) through (vi) above; provided, that the transferee agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value;

(viii) to any third-party pledgee in a bona fide transaction as collateral to secure obligations pursuant to lending or other arrangements, including any bona fide purpose (margin) or bona fide non-purpose loan that is in effect on the date hereof (including any replacement, amendment or modification thereof), between such third parties (or their affiliates or designees) and the undersigned and/or its affiliates or any similar arrangement relating to a financing agreement for the benefit of the undersigned and/or its affiliates, provided, that any such pledgee or other transferee to which the pledged Shares are transferred shall agree to execute and deliver to the Representatives an agreement in the form of this Lock-Up Agreement;

(ix) as a result of the redemption, repurchase or forfeiture by the Company or its affiliates of Shares held by or on behalf of an employee or other service provider of the Company in connection with the death, disability or termination of such employee or service provider, in each case pursuant to an employment agreement, employee benefit plan or other contractual arrangement in existence on the date of effectiveness of the Registration Statement and described in the Registration Statement and Prospectus;

(x) in the event that Cummins Inc. effects a split-off exchange or spin-off of its interest in the Company prior to the expiration of the Restricted Period with the consent of Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC, any shares of Common Stock, restricted share units, performance stock units, stock options and other equity based compensation, and any shares of Common Stock issued upon the exercise or vesting thereof, issued to the undersigned upon the conversion or adjustment of any restricted share units, performance stock units, stock options and other equity based compensation held by the undersigned in Cummins Inc.;

[(xi) in connection with and pursuant to the "distribution" (as such term is defined in the Registration Statement, the Pricing Prospectus and the Prospectus under the heading "The Separation and Distribution Transactions - The Distribution")]1; or

(xii) with the prior written consent of Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC on behalf of the Underwriters;

1 [Note to Draft: To be included for Cummins Inc.’s lock-up.]

Annex III-3

provided, however, that the undersigned agrees that, without the prior written consent of Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC on behalf of the Underwriters, it will not, during the Restricted Period, make any demand for or exercise any right with respect to, the registration of any Common Stock or any security convertible into or exercisable or exchangeable for Common Stock [other than in connection with the “distribution” (as such term is defined in the Registration Statement, the Pricing Prospectus and the Prospectus under the heading “The Separation and Distribution Transactions - the Distribution”)]2; provided further, that in connection with any transfers pursuant to clauses (i), (v), (vi), (vii) and (viii) above, no filing under Section 16(a) of the Exchange Act shall, during the Lock-Up Period, be required or voluntarily made; provided further, that in connection with any transfers pursuant to clauses (ii) (other than pursuant to a will or intestacy), (iii) or (iv) above, to the extent a filing under Section 16(a) of the Exchange Act is required in connection with any such transfers of the undersigned’s shares, the undersigned shall disclose therein that such transfer is a disposition by bona fide gift and is not a disposition for value; and provided further that in connection with any other transfers, to the extent a filing under Section 16(a) of the Exchange Act is required in connection with any such transfers of the Undersigned’s Shares, the undersigned shall disclose therein the reason for such filing. The undersigned now has, and, except as contemplated by clause (i) through (xii) above, for the duration of this Lock-Up Agreement will have, good and marketable title to the undersigned’s shares of Common Stock of the Company, free and clear of all liens, encumbrances, and claims whatsoever. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s shares of Common Stock of the Company except in compliance with the foregoing restrictions.

For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage, domestic partnership or adoption, not more remote than first cousin.

Notwithstanding the foregoing, the undersigned shall be permitted to make transfers, sales, tenders or other dispositions of the undersigned’s Shares to a bona fide third party pursuant to a merger, tender offer, share purchase or exchange offer for securities made to all holders of the Company’s capital stock, in each case involving a “change in control” (as defined below) of the Company or other transaction, including, without limitation, a tender offer, merger, share purchase, consolidation or other business combination that, in each case, has been approved by the board of directors (or an authorized committee thereof) of the Company (including, without limitation, entering into any lock-up, voting or similar agreement pursuant to which the undersigned may agree to transfer, sell, tender or otherwise dispose of the undersigned’s Shares in connection with any such transaction, or vote any of the undersigned’s Shares in favor of any such transaction); provided, that all of the undersigned’s Shares subject to this Lock-Up Agreement that are not so transferred, sold, tendered or otherwise disposed of shall remain subject to this Lock-Up Agreement, and provided further that it shall be a condition of such transfer, sale, tender or other disposition that if such tender offer or other transaction is not completed, any of the undersigned’s Shares subject to this Lock-Up Agreement shall remain subject to the restrictions herein. For purposes of this paragraph, “change in control” means the consummation of any bona fide third party tender offer, share purchase, merger, consolidation or other similar transaction the result of which is that any “person” (as defined in Section 13(d)(3) of the Exchange Act), or group of persons, other than the Company become or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of at least 50% of the total voting power of the capital stock of the Company as the case may be.

The restrictions described in this Lock-Up Agreement shall not apply to the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act; provided, that such plan does not provide for any transfers during the Lock-Up Period, and to the extent a public announcement or filing under the Exchange Act, if any, is required to be made by or on behalf of the undersigned or the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of shares of Common Stock may be made under such plan during the Lock-Up Period; provided further that no public announcement or filing under the Exchange Act regarding the establishment of such plan shall be voluntarily made during the Lock-Up Period.

2 [Note to Draft: To be included for Cummins Inc.’s lock-up.]

Annex III-4

The undersigned acknowledges and agrees that none of the Underwriters has made any recommendation or provided any investment or other advice to the undersigned with respect to this Lock-Up Agreement or the subject matter hereof, and the undersigned has consulted its own legal, accounting, financial, regulatory, tax and other advisors with respect to this Lock-Up Agreement and the subject matter hereof to the extent the undersigned has deemed appropriate.

This Lock-Up Agreement and all related restrictions and obligations shall automatically terminate upon the earliest to occur, if any, of (a) the Representatives, on the one hand, or the Company and/or the Selling Stockholders, on the other hand, advising the other in writing that the Representatives have or the Company and/or the Selling Stockholders have determined not to proceed with the Offering contemplated by the Underwriting Agreement, (b) the termination of the Underwriting Agreement (other than the provisions thereof which survive termination) before the sale of any Shares to the Underwriters, (c) the Registration Statement with respect to the Offering contemplated by the Underwriting Agreement is withdrawn prior to execution of the Underwriting Agreement, or (d) June 15, 2023, in the event that the Underwriting Agreement has not been executed by that date; provided, however, that the Company may, by written notice to the Representatives prior to such date, extend such date in clause (d) for a period of up to 30 additional days.

The undersigned understands that the Company and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the Offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors, and assigns.

This Lock-Up Agreement and any claim, controversy or dispute arising under or related to this Lock-up Agreement shall be governed by and construed in accordance with the laws of the State of New York. Electronic signatures complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law will be deemed original signatures for purposes of this Lock-Up Agreement. Transmission by telecopy, electronic mail or other transmission method of an executed counterpart of this Agreement will constitute due and sufficient delivery of such counterpart. This Lock-Up Agreement may be delivered via facsimile, electronic mail or other transmission method, and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

Very truly yours,

Exact Name of Shareholder

Authorized Signature

Title

Annex III-5